UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	73-0569878

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 001-4174

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Series A Junior Participating Preferred	New York Stock Exchange
Stock Purchase Rights	Pacific Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of the Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of the Registrant’s Securities to be Registered.

     The description provided under Item 3.03 from the Registrant’s Form 8-K dated September 21, 2004, is hereby incorporated by reference.

     A copy of the Amended and Restated Rights Agreement has been filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2004, and the Amended and Restated Rights Agreement is incorporated herein by reference. The foregoing description of the Amended and Restated Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement.

     The information included under the caption entitled “Item 1. Description of the Registrant’s Securities to be Registered” in the registration statement on Form 8-A, filed with the Commission on February 6, 1996, is incorporated herein by reference.

Item 2. Exhibits.

No.	Description
1	Amended and Restated Rights Agreement, dated as of September 21, 2004, by and between the Registrant and EquiServe Trust Company, N.A., as Rights Agent, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on September 21, 2004, and incorporated by reference herein.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.

THE WILLIAMS COMPANIES, INC.
By:	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Corporate Secretary

Date: September 22, 2004